Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                       The Securities Exchange Act of 1934

                         Date of Report:  July 22, 2005

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified in Its Charter)

           Texas                       000-26958                76-0037324
(State Or Other Jurisdiction       (Commission File)          (IRS Employer
    of Incorporation)                   Number              Identification No.)

                                10959 Cutten Road
                              Houston, Texas 77066
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 397-6730
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION

     Effective July 22, 2005, we issued a Secured Convertible Debenture to Ralph McElroy ("Holder"), a greater than 10% shareholder of the Company, for the principal sum of $660,000 bearing interest at the rate of 12% per annum, with a maturity date of August 1, 2008 (the "Debenture"). Under the terms of the Debenture, we are required to make monthly interest payments beginning September 1, 2005. The Company has the right to redeem the Debenture in whole or in part at any time during the term of the Debenture. At the election of the Holder, the Holder has the right to require the Debenture to be repaid in thirty (30) equal monthly installments commencing February 2006, or to convert all or a portion of the Debenture into shares of our common stock at a rate of $3.00 per share (the "Conversion Shares"), subject to adjustment under certain conditions. The Conversion Shares have piggyback registration rights. The Debenture is secured by certain of our assets. Additionally, we issued the Holder a Warrant to purchase 50,000 shares of our common stock at an exercise price of $3.00 per share until July 22, 2008. The terms and conditions of the transaction were the result of arms-length negotiation between the parties.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                RICK'S CABARET INTERNATIONAL, INC.



                                     By:  /s/ Eric Langan
                                     --------------------
Date:  August 3, 2005                Eric Langan
                                     Chairman, President, Chief Executive
                                     Officer and Acting Chief Accounting Officer